SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 16, 2004

Date of Report

(Date of earliest event reported)

FISHER COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	000-22439	91-0222175
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Fourth Avenue N., Suite 440, Seattle, Washington 98109

(Address of Principal Executive Offices, including Zip Code)

(206) 404-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure

On April 16, 2004, Fisher Communications, Inc. (the “Company”) issued a press release announcing that David D. Hillard has retired from his position as Chief Financial Officer of the Company. Robert C. Bateman, who has served as the Company’s Vice President Finance since September 2003, has been appointed to succeed Mr. Hillard as the Company’s Chief Financial Officer. Mr. Hillard will remain with the Company as Senior Vice President and Assistant Secretary until fully retiring in early July 2004.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

99.1	Fisher Communications, Inc. Press Release dated April 16, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

Dated: April 16, 2004	By	/s/ David D. Hillard
David D. Hillard
Senior Vice President Chief Financial Officer

Index to Exhibits

Exhibit Number	Description
99.1	Press Release issued April 16, 2004.